UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 19, 2016

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 1000

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

501 South Cherry St., Ste. 320, Denver, CO 80246

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement

In anticipation of closing two asset acquisitions that the Company had negotiated, on January 19, 2016 (effective as of December 31, 2015), Enservco Corporation (the “Company”) entered into a Fifth Amendment (the “Amendment”) with respect to the Company’s existing Amended and Restated Revolving Credit and Security Agreement (the “2014 Credit Agreement”), dated as of September 12, 2014, by and among the Company and PNC Bank, National Association (“PNC”).

The Amendment, among other things, increased the Company’s maximum leverage ratio and established a limit on capital expenditures through June 30, 2016.

In connection with the Consent and Amendment, the Company paid PNC an amendment fee in the amount of $10,000.

Item 8.01. Other Events

On January 20, 2016, the Company issued a press release announcing that Enservco has expanded its service mix with the launch of a new water management division – Heat Waves Water Management, LLC. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	Fifth Amendment to the Amended and Restated Revolving Credit and Security Agreement

99.1	Press release dated January 20, 2016 (announcing launch of water management division).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of January 2016.

Enservco Corporation

By:	/s/ Rick D. Kasch
Rick D. Kasch, President

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